Exhibit A(6)(a)

CERTIFICATE OF INCORPORATION

OF

CANTOR & WEISS, INC.

Under Section 402 of the Business Corporation Law

The undersigned, being a natural person of at least 21 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST:             The name of the corporation is Cantor & Weiss, Inc.

SECOND:       The corporation is formed for the following purpose or purposes:

To engage in any lawful act or activity for which
corporations may be organized under the Business Corporation Law, provided, however, that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without first obtaining the consent of such body.

THIRD:            The office of the corporation is to be located in the County of New York, State of New York.

FOURTH:        The aggregate number of shares which the corporation shall have authority to issue is two hundred (200) shares, all of which are without par value, and all of which are of the same class.

FIFTH:             No shareholder of this corporation shall by reasons or his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized (whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder), other than such rights, if any, as the Board of Directors in its discretion, from time to time may grant; and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds , or other securities convertible into or carrying options or warrants to purchase shares of any class without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

SIXTH:            The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

c/o       Hall, Dickler, Lawler, Kent & Friedman
460 Park Avenue
New York, New York 10022
Attention: James F. Lehrburger, Esq.

SEVENTH:      The duration of the corporation is to be perpetual.

EIGHTH:          The directors of the corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, provided, however, that the aforesaid shall not eliminate or limit:

1.      the liability of any director if a judgement or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law; or

2.      the liability of any director for any act or omission occurring prior to the effective date of filing this Certificate of Incorporation.

Subscribed and affirmed by me as true under the penalties of perjury on the 10th day of May, 1989.

/s/ Sandra L. Scott
Sandra L. Scott, Incorporator
HALL, DICKLER, LAWLER, KENT & FRIEDMAN
460 Park Avenue
New York, New York 10022

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

CANTOR & WEISS, INC.

Under Section 805 of the Business Corporation Law

The undersigned, being the directors, officers and shareholders of CANTOR & WEISS, INC., a corporation organized under the laws of the State of New York and located in the County of New York, State of New York, hereby certifies:

1.      The name of the corporation is CANTOR & WEISS, INC.

2.      The Certificate of Incorporation was filed with the Secretary of State of New York on May 12, 1989.

3.       The Certificate is amended to change the corporate name.

4.       To effect the foregoing, Article First is amended to read as follows:

“FIRST: The name of the Corporation is CANTOR, WEISS & FRIEDNER, INC.”

5.       The certificate of amendment was authorized by the unanimous written consent of the Board of Directors, followed by the unanimous written consent of all the Shareholders.

IN WITNESS WHEREOF, we have executed this certificate on the 17th day of May 1993.

/s/ Paul S. Cantor
Paul S. Cantor, President

/s/ Joseph B. Weiss
Joseph B. Weiss, Secretary

STATE OF NEW YORK         )
 )  SS.:
COUNTY OF NEW YORK    )

Paul S. Cantor and Joseph B. Weiss, each being duly sworn, deposes and says that deponent is the President and Secretary of CANTOR &. WEISS, INC., the corporation named and described in the within instrument; that deponent has read the foregoing Certificate of Amendment and knows the contents thereof to be true, except as to the matters therein stated to be alleged on information and belief, and as to those matters believes it to true.

/s/ Paul S. Cantor
Paul S. Cantor

/s/ Joseph B. Weiss
Joseph B. Weiss

Sworn to before me on the 25 day of May 1993
/s/ Richard Levy
RICHARD LEVY Notary Public, State of New York
No. 24-2341920 Qualified in Kings County Commission Expires on March 30, 1995

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Cantor, Weiss and Friedner, Inc.
(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

Cantor, Weiss and Friedner, Inc.

If the name of the corporation has been changed, the name under which it was formed is:

Cantor & Weiss, Inc.

SECOND: The date of filing of the certificate of incorporation with the Department of State is: May 12th, 1989

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows: First: The name of the corporation is ... (new name) ...)

Paragraph _____1_____ of the Certificate of Incorporation relating to

The name of the corporation

is hereby amended to read in its entirety as follows:

“First: The name of the corporation is Beech Hill Securities, Inc.”

Paragraph __________ of the Certificate of Incorporation relating to___________

is hereby amended to read in its entirety as follows: __________
FOURTH: The certificate of amendment was authorized by: [Check the appropriate box]

☐         The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒        The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ Joseph Weiss	Joseph Weiss
(Signature)	(Name of Signer)

Secretary
(Title of-Signer)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Cantor, Weiss and Friedner, Inc.
(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name: Matthew Murphy

Address: C/F Beech Hill Securities, Inc. 880 Third Avenue, 16th Floor

City, State and Zip Code: New York, NY 10022

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

For Office Use Only

NYS Department of State
Division of Corporations, State Records and UCC
One Commerce Plaza, 99 Washington Ave,
Albany, NY 12231-0011
www.dos.state.ny.us

Certificate of Assumed Name Pursuant to General Business Law, §130

1. NAME OF ENTITY
Beech Hill Securities, Inc.
1a. FOREIGN ENTITIES ONLY, If applicable, the fictitious name the entity agreed to use in New York State is:

2. NEW YORK LAW FORMED OR AUTHORIZED UNDER (CHECK ONE):
☒ Business Corporation Law ☐ Education Law ☐ Insurance Law Other (specify law):			☐ Limited Liability Company Law ☐ Not-for-Profit Corporation Law ☐ Revised Limited Partnership Act
3. ASSUMED NAME
Beach Hill Wealth Management
4. PRINICPAL PLACE OF BUSINESS IN NEW YORK STATE (MUST BE NUMBER AND STREET. IF NONE, INSERT OUT-OF-STATE ADDRESS) 800 Third Ave, 16th Fl New York, NY 10022
5. COUNTIES IN WHICH BUSINESS WILL BE CONDUCTED UNDER ASSUMED NAME ☐ ALL COUNTIES (if not circle county[ies] below)
Albany Allegany Bronx Broome Cattaraugus Cayuga Chautauqua Chemung Chenango	Clinton Columbia Cortland Delaware Dutchess Erie Essex Franklin Fulton	Genesee Greene Hamilton Herkimer Jefferson Kings Lewis Livingston Madison	Monroe Montgomery Nassau New York m Niagara Oneida Onondaga Ontario Orange	Orleans Oswego Otsego Putnam Queens Rensselaer Richmond Rockland St. Lawrence	Saratoga Schenectady Schoharie Schuyler Seneca Steuben Suffolk Sullivan Tioga	Tompkins Ulster Warren Washington Wayne Westchester Wyoming Yates

NYS Department of State
Division of Corporations, State Records and UCC
One Commerce Plaza, 99 Washington Ave,
Albany, NY 12231-0011
www.dos.state.ny.us
6. INSERT THE ADDRESS OF EACH LCOATION WHERE BUSINESS WILL BE CARRIED ON OR TRANSACTED UNDER THE ASSUMED NAME.
Use a continuous sheet, if needed. (The address must be set forth in terms of a number and street, city, state and zip code. Please note that the address(es) reflected in paragraph 6 must be within the county(ies) circled in paragraph 5. If the entity does not have a specific location here it will conduct business under the assumed name please check the statement below.)

     880 third Ave, 16th Fl
     New York, Ny 10022

☐   No New York State Business Location

INSTRUCTIONS FOR SIGNATURE: If corporation, by an officer; if limited partnership, by a general partner; if limited liability company, by a member or manager or by an authorized person or attorney-in-fact for such corporation, limited partnership or limited liability company. If the certificate is signed by an attorney-in-fact, include the name and the title of the person for whom the attorney-in-fact is acting. (Example: John Smith, attorney-in-fact for Robert Johnson, president.)

Matthew Murphy	/s/ Matthew Murphy
Name of Signer	Signature
CEO
Title of Signer

CERTIFICATE OF ASSUMED NAME
OF

Beech Hill Securities, Inc.
(Insert Entity Name)

Pursuant to §130, General Business Law

FILER’S NAME AND MAILING ADDRESS Matthew Murphy Beech Hill Securities, Inc. 880 Third Ave, 16th Fl New York, NY 10022